UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2018

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Web.com Group, Inc. (“Web.com”) was held on October 10, 2018. At the Special Meeting, Web.com’s stockholders, upon the unanimous recommendation of the board of directors of Web.com: (a) voted in favor of the adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018 (the “Amended and Restated Merger Agreement”), by and between Web.com, Parker Private Holdings II, LLC, a Delaware limited liability company (“Parent”) and Parker Private Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent, pursuant to which Merger Sub is to be merged with and into Web.com (the “Merger”), with Web.com surviving the Merger as a wholly owned subsidiary of Parent, and thereby approved the Amended and Restated Merger Agreement and the Merger; and (b) voted, on an advisory basis, against the proposal to approve the Merger-related compensation for Web.com’s named executive officers. No vote was taken on the third proposal, the proposal to adjourn the Special Meeting to solicit additional proxies to vote in favor of the adoption and approval of the Amended and Restated Merger Agreement, because there were sufficient votes at the Special Meeting to adopt and approve the Amended and Restated Merger Agreement.

Each proposal is described in detail in Web.com’s definitive proxy statement, dated September 5, 2018, which was filed with the SEC on September 5, 2018, and first mailed to Web.com’s stockholders on September 7, 2018. Stockholders owning a total of 39,635,526 shares voted at the Special Meeting, representing approximately 78.9% of the shares of Web.com Common Stock issued and outstanding as of the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

PROPOSAL 1: To approve and adopt the Amended and Restated Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,603,365	10,780	21,381	0

PROPOSAL 2: To approve, on an advisory basis, the merger-related compensation of Web.com’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,695,424	21,850,090	90,012	0

PROPOSAL 3: To vote to adjourn or postpone the Special meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption and approval of the Amended and Restated Merger Agreement.

Because the stockholders approved Proposal 1, no vote was taken on Proposal 3.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: October 10, 2018
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

 3